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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

        I consent to the incorporation by reference in the Registration Statement on Form S-4 of First Community Corporation of my report dated January 16, 2004 relating to the consolidated balance sheets of First Community Corporation as of December 31, 2003 and 2002, and the related consolidated statements of income, comprehensive operations, changes in stockholders' equity, comprehensive income and cash flows for three years ended December 31, 2003, 2002 and 2001.

/s/ CLIFTON D. BODIFORD, CPA Clifton D. Bodiford, CPA

Columbia, South Carolina
June 7, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT